UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

December 29, 2005

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On December 28, 2005, the Compensation Committee of the Board of Directors of Mattel, Inc. (“Mattel”) approved the acceleration of vesting of all outstanding unvested stock options with an exercise price of $16.09 or greater granted to employees other than Mattel’s Chairman and Chief Executive Officer under the Amended and Restated Mattel 1996 Stock Option Plan, the Amended and Restated Mattel 1999 Stock Option Plan and the Mattel, Inc. 2005 Equity Compensation Plan (collectively, the “Stock Option Plans”). Options held by non-employee members of the Board of Directors were excluded from the acceleration. The effective date of the acceleration was December 28, 2005; on such date, the closing price of Mattel’s common stock on the New York Stock Exchange was $15.95 per share.

The options as to which vesting was accelerated have exercise prices per share ranging from $16.09 to $22.52 and a weighted average exercise price per share of $18.34. As a result of the acceleration, options for approximately 12.4 million shares became immediately exercisable. Typically, stock options granted to employees under the Stock Option Plans vest over a three-year period. The number of shares subject to, and exercise prices of, the options as to which vesting was accelerated remain unchanged.

Of the approximately 12.4 million shares subject to options as to which vesting was accelerated, approximately 1.7 million, or approximately 14%, correspond to options held by Mattel’s executive officers as a group, and the following amounts correspond to options held by Mattel’s named executive officers:

Named executive officer	Title	Number of shares as to which option vesting was accelerated	Exercise price per share	Date of grant of option
Robert A. Eckert	Chairman & Chief Executive Officer	None	Not applicable	Not applicable

Neil B. Friedman	President, Mattel Brands	100,000 150,000 250,000	$19.43 $16.96 $18.71	July 31, 2003 April 30, 2004 August 1, 2005

Kevin M. Farr	Chief Financial Officer	50,000 75,000 125,000	$19.43 $16.96 $18.71	July 31, 2003 April 30, 2004 August 1, 2005

Thomas A. Debrowski	Executive Vice President, Worldwide Operations	40,000 60,000 100,000	$19.43 $16.96 $18.71	July 31, 2003 April 30, 2004 August 1, 2005

Matthew C. Bousquette	Former President, former Mattel Brands division	None	Not applicable	Not applicable

With regard to the accelerated options held by Mattel’s executive officers who report directly to Mr. Eckert (consisting of Mr. Friedman; Mr. Farr; Mr. Debrowski; Ellen L. Brothers, Executive Vice President, Mattel and President, American Girl; Bryan G. Stockton, Executive Vice President, International; Alan Kaye, Senior Vice President, Human Resources; and Robert Normile, Senior Vice President, General Counsel and Secretary), Mattel imposed a restriction consisting of a holding period on shares underlying the portion of such options as to which vesting was accelerated. Pursuant to this restriction, each such executive officer is required to refrain from selling any shares acquired upon exercise of any portion of such options that was accelerated, until the earlier of (a) the date on which the portion of the option being exercised by such executive officer would have become vested pursuant to the option’s original vesting schedule or (b) the date on which such executive officer ceases to be an executive officer of Mattel.

The primary purpose of the accelerated vesting is to enable Mattel to avoid recognizing future compensation expense associated with the accelerated stock options under the planned adoption by Mattel in 2006 of FASB Statement No. 123R, “Share-Based Payment” (“FAS 123R”). Mattel expects the accelerated vesting to reduce the pre-tax stock compensation expense it otherwise would be required to record by approximately $30 million over the period from 2006 through 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: December 29, 2005

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